Exhibit 10.2

FINDERS FEE AGREEMENT

THIS AGREEMENT is made this 8th day of September, 2008 by and between Birchwood Capital Advisors, Inc. a New Jersey corporation, having its main office 264 Union Boulevard, Totowa, NJ 07512, hereinafter referred to as ("CONSULTANT") and Hybrid Dynamics Corporation, a Nevada corporation having its main office at 52-66 Iowa Avenue, Paterson, New Jersey 07530 hereinafter referred to as ("COMPANY").

The following represents our agreement, in consideration of each other's promises or acts with respect to this Finder's Fee Agreement. Consultant has introduced and/or will introduce potential Investors to Company in return for Company's agreement to pay Consultant (or nominee) compensation for these introductory services if an investment is made. Therefore, the parties herein agree as follows:

1.  Investor. The "registered" Investors, i.e., those investors which Consultant will introduce to Company, will be named and listed by separate cover letter(s), and such letters shall be governed by, and included under the provisions of this Agreement as if included herein.

Further, the compensation Company has herein agreed to pay Consultant shall be payable in the event any registered investor, associate, co-investor or other entity procured by a "registered" Investor purchases from, invests in or advances funds toward Company's project and/or Company or any of Company's wholly-owned subsidiary companies. All are defined as an "Investor."  Consultant will not make any representation to an Investor regarding the Company or enter into any covenants or agreements with any Investor on behalf of the Company. The Company has the exclusive right, in its sole discretion, to accept or reject any investment or proposal from an Investor.

2.  Non-Exclusive Agreement.  Notwithstanding the foregoing or anything to the contrary stated herein, the Company and Consultant agree that this Agreement shall be exclusive only to the Investors and otherwise shall not prohibit the Company from entering into any other agreement or agreements with parties other than the Investors, nor shall this Agreement prohibit the Company from entering into any transaction with any other party. In addition, no fees or compensation of any nature whatsoever shall be due or payable by the Company to Consultant in the event that the Investors purchase the Company’s equity securities pursuant to a firm underwritten public offering by the Company or through open market transactions.

3.   Initial Investment. Should an Investor purchase, invest and/or loan monies, properties, patents (or anything of value) toward any of Company's projects and/or Company's company (all defined as "Company"), regardless of the form such proceeds are so invested, then Company agrees to pay Consultant ten percent (10%) of the proceeds (or value) so purchased, invested and/or loaned to the Company. this compensation to Consultant shall be based upon the gross amount invested, prior to any deductions, expenses or offsets of any kind. Payment will be made by cashier's checks, money order or any mutually acceptable means payable to the order of Consultant upon Company's receipt of good funds (or value).

4.   Limitation of Service. This Agreement relates solely to Consultant's services as a finder in introducing Company to prospective investors. There are no additional services that Consultant is required to perform to be entitled to the above compensation in the event an investment is made. Consultant will not engage in any negotiations whatsoever on behalf of Company or any investor. Nor will Consultant provide Company or any investor with information which may be used as a basis for such negotiations. Consultant will have no responsibility for nor will Consultant make recommendations concerning the terms, conditions or provisions of any agreement between Company and an investor, including the manner or means of consummating the transaction.

CONSULTANT REPRESENTS THAT IT IS NOT A LICENSED SECURITIES DEALER, AND THAT THIS AGREEMENT IS NOT INTENDED FOR T14E PURPOSE OF BUYING, SELLING OR TRADING SECURITIES.

5.   Offering Materials/No General Solicitation. Consultant has not and will not use any offering materials or other information and data regarding the Company other than the Company’s publicly filed reports and only such other materials as the Company will have approved in writing prior to their use, nor shall Consultant do any advertising or make any general solicitation on behalf of the Company in connection with the offering of the Securities to the Investors by the Company.

6.   Miscellaneous. This Agreement shall be binding upon all parties and their respective estates, heirs, successors and permitted assigns. This Agreement may be changed only by the written consent of all parties. This Agreement may not be assigned by either party without the written consent of the other. This Agreement is the entire agreement between us. Should any legal proceeding be necessary to construe or enforce the provisions or this Agreement, then the prevailing party in such legal action shall be entitled to recover all court costs, reasonable attorney fees and costs of enforcing or collecting any judgment awarded. The judgment by any court of law that a particular section of this Agreement is illegal shall not affect the validity of the remaining provisions.

It is our intention that the laws of the State of New Jersey shall govern the validity of this Agreement. Your signature below shall bind you to the terms and conditions of this Agreement.

COMPANY: HYBRID DYNAMICS CORPORATION		CONSULTANT: BIRCHWOOD CAPITAL ADVISORS CORPORATION

By:	/s/ STEVEN RADT	By:	/s/ CHRISTOPHER H. GIORDANO
	Print Name: Steven Radt		Print Name: Christopher H. Giordano
	Print Title: Chief Executive Officer		Print Title: President